Form N-SAR, Sub-Item 77D

Policies with respect to security investments


Nuveen NWQ Equity Income Fund, a series of
Nuveen Investment Trust
333-03715, 811-07619


On January 4, 2012, notification of changes in investment policy for the above-referenced fund was filed as a 497 (supplement) to the Funds prospectus. A copy of the supplement is contained in the Form 497 filing on May 29, 2012, accession number 0001193125-12-250500 and is herein incorporated by reference as an exhibit to the Sub-
Item 77D of Form N-SAR.